UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2011

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K originally filed on March 10, 2011 is being filed to correct the date of the closing of our acquisition of 60% (“Acquisition”) of Wendeng He Xie Silicon CO. Ltd. (“Wendeng”) from March 9, 2011 as originally reported in Item 2.01 to March 18, 2011.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The closing date of the Acquisition, previously reported as March 9, 2011 in our current Report on Form 8-K dated March 10, 2011, has been corrected to March 18, 2011 pursuant to the terms of the Acquisition agreements. The correction is due to the fact that the Acquisition did not close pursuant to the Acquisition agreements until certain stock certificates were delivered by the Company to the selling shareholder of Wendeng.  Upon review, it was determined that this occurred on March 18, 2011.

No terms of the Acquisition have changed.

Accordingly, we shall file the financial statements and pro forma financial information required by Item 9.01(a) of Form 8-K with respect to the Acquisition not later than June 3, 2011, which is 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	May 20, 2011

By:	/s/ Richard St Julien
Richard St Julien
Vice President and Secretary